    As filed with the Securities and Exchange Commission on August 7, 1995

                                                   Registration No. 33-033-61421

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                AMENDMENT NO. 1
                                       to
                                    Form S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 PC Quote, Inc.
               (Exact name of registrant as specified in charter)
                              --------------------


          Delaware                                      36-3131704
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)
                              --------------------

                        300 South Wacker Drive, Suite 300
                             Chicago, Illinois 60606
                                 (312) 913-2800

               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)
                              --------------------

                                             With a copy to:

Louis J. Morgan                              Wildman, Harrold, Allen & Dixon
Chairman of the Board                        225 West Wacker Drive,Suite 2800
and Chief Executive Officer                  Chicago, Illinois 60606-1229
300 South Wacker Drive, Suite 300            Attn: Donald E. Figliulo
Chicago, Illinois 60606                      (312) 201-2000
(312) 913-2800

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

     If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x].

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the securities being registered hereby.

      Securities and Exchange Commission registration fee................$  863
      Accounting Fees and Expenses....................................... 1,200
      Legal Fees and Expenses............................................ 2,800
      Printing and Miscellaneous Expenses................................ 2,000
                                                                         ------
          Total..........................................................$6,863

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Court of Chancery or the court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on August 7, 1995.

                         PC QUOTE, INC.


                         By:    /s/ Louis J. Morgan
                            -----------------------------
                                Louis J. Morgan
                                Attorney-in-fact


                         By:    /s/ Richard F. Chappetto*
                            ------------------------------
                                Richard F. Chappetto
                                Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on August 7, 1995.

/s/ Louis J. Morgan                      Chairman of the Board,
---------------------------              Chief Executive
    Louis J. Morgan                      Officer and Director
                                         (Principal Executive
                                         Officer)

/s/ Richard F. Chappetto*                Chief Financial Officer
---------------------------              (Principal Financial and
    Richard F. Chappetto                 Accounting Officer)

                                         Director
---------------------------
    James M. Casty

/s/ Paul DiBiasio*                       Director
---------------------------
    Paul DiBiasio


/s/ M. Blair Hull*                       Director
---------------------------
    M. Blair Hull

/s/ Alexander R. Piper, III*             Director
---------------------------
    Alexander R. Piper, III

*By: /s/ Louis J. Morgan
     ----------------------
     Attorney-in-fact